EXHIBIT 4.6


PENNSYLVANIA HIGHER EDUCATION
ASSISTANCE AGENCY NATIONAL GUARANTY
AGREEMENT
LENDER AGREEMENT FOR GUARANTEE OF
STUDENT LOANS WITH FEDERAL
REINSURANCE (for loans to students and parents of students pursuant to the Higher Education Act of 1965, as amended)

WHEREAS Star Bank, National Association, as Trustee for Crestar Student Loan Trust 1997-1
--------------------------------------------------------------------------------
                  (Corporate Name)

Located at 425 Walnut Street
           ---------------------------------------------------------------------
                  (Street Address)

              Cincinnati                   Ohio                         45201
           ---------------------------------------------------------------------
                (City)                   (State)                      (Zip Code)

hereinafter referred to as the "Lender," wishes to be able to secure guarantee of loans made to students pursuing programs of higher or vocational education at eligible institutions, and to parents of such students pursuant to the Higher Education Act of 1965, as amended, hereinafter referred to as the "Act;" and

WHEREAS, the Pennsylvania Higher Education Assistance Agency, hereinafter referred to as the "Agency," was created by the Act of August 7, 1963, P.L. 549 for the purpose of improving higher educational opportunities and to that end the Agency is empowered to guarantee loans; and

WHEREAS, the Lender wishes to participate in the Agency's Guaranty Program.

NOW THEREFORE, it is mutually agreed that:

     1. Within such limits as may be set by it, the Agency shall guarantee the full amount of all loans made by the Lender which are eligible for such guarantee under the Act, the regulations issued under the Act and the Rules and Regulations and policies of the Agency with the exception of those pertaining to Pennsylvania Residency/Domicile, which Act, regulations, Rules and Regulations and policies as they may be from time to time amended are made part of this Agreement.

     2. The Agency shall guarantee loans without regard to sex, age, race, color, religion, handicapped status, income, national origin or any other basis prohibited by applicable law and the Lender will not discriminate in the making of loans to eligible borrowers or in the treatment of such borrowers on any prohibited basis.

     3. On all loans guaranteed, the Agency agrees to obtain maximum reinsurance by means of an agreement with the Federal Government pursuant to the Act.

     4. The Lender authorizes the Agency to act as its representative with respect to retaining the school's statement of the student's enrollment and need. This document will be retained for the five-year period as required of the Lender by federal regulations.

     5. The Lender shall maintain for all loans guaranteed a system of records and accounts, shall afford access thereto, and shall furnish such periodic and separate reports as may reasonably be required by the U.S. Secretary of Education and the Agency, under the Act, regulations, Rules and Regulations and policies identified above. For loans paid in full or otherwise discharged, the records shall be retained by the Lender as required by the Act, regulations, Rules and Regulations, and policies identified above.

     6. The Agency agrees to purchase eligible loans made by the Lender provided that such loans are in default (as defined by the Act, regulations, Rules and Regulations and policies identified above); the loan was made in accordance with the Act, regulations, Rules and Regulations and policies identified above; the Lender has otherwise exercised due diligence in the making, servicing, and collection of such loans; and, title to the loan note has been subrogated to the Agency by the Lender.


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



     7. The Lender agrees that the Agency may assign its obligation to guarantee repayment of a loan made hereunder to another guaranty agency which holds a 428(b) Agreement with the Secretary of the Department of Education.

     8. Failure of the Lender to comply with the terms hereof with respect to an individual loan shall not invalidate the guarantee of the Agency to the Lender with respect to other loans held in compliance with the terms of this Agreement.

     9. Either party may terminate this agreement at any time upon 120 days' notice in writing to the other party by registered or certified mail. All rights, duties and obligations hereunder shall immediately cease upon termination, except the rights and obligations of the parties which existed as of the date of termination.

     10.   The lender wishes to  participate  in the following  programs:
           (Please check all applicable programs)

                         X    Federal Stafford Loan Programs (includes
                        ---   Subsidized and Unsubsidized)

                         X    Federal PLUS Loan Program (Parent Loan Program)
                        ---

                         X    Federal Consolidation Loan Program
                        ---

     IN WITNESS WHEREOF, the Lender and the Agency have caused this Agreement to be duly executed and delivered this ______ day of ____________________, 19____.




STAR BANK, NATIONAL ASSOCIATION,         PENNSYLVANIA HIGHER EDUCATION
  AS TRUSTEE FOR CRESTAR STUDENT LOAN    ASSISTANCE AGENCY
  TRUST 1997-1
Lender Name


--------------------------------------    ----------------------------------
Authorized Signature


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Title                                     Title

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--------------------------------------
D.E. Lender Code Number


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Federal Tax Identification Number


Approved as to form and legality this     Approved as to form and legality this
_____ day of ______________,  199____.    _____ day of ______________,  199____.


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       PHEAA Legal Counsel                         Deputy Attorney General


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



                 PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY
                            ELIGIBLE HOLDER AGREEMENT


           THIS AGREEMENT is made this ____ day of _________, 1997, by and between the PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY, a public corporation organized under the laws of the Commonwealth of Pennsylvania with its principal office at 1200 North Seventh Street, Harrisburg, Pennsylvania 17102-1444 (herein called "Agency") and STAR BANK, NATIONAL ASSOCIATION, AS TRUSTEE FOR CRESTAR STUDENT LOAN TRUST 1997-1, 425 Walnut Street, Cincinnati, Ohio 45201.

                          (herein called the "Holder")

                              W I T N E S S E T H:

           WHEREAS, the Agency was created by the Act of August 7, 1963, P.L. 549 (herein called the "Act") for the purpose of improving higher educational opportunities and to that end the Agency is empowered to guarantee loans of money.

           WHEREAS, the Holder wishes to become an approved holder of loans which are guaranteed by the Agency and were transferred, conveyed, sold or assigned to the Holder by an eligible lender in the Agency's program.

           NOW THEREFORE, the parties hereto, in consideration of the mutual promises hereinafter set forth, do covenant and agree as follows:

           1. Within such limits as may be set by it, the Agency shall guarantee the full amount of all loans held by the Holder which are eligible for such guarantee under the Act, the regulations issued under the Act and the Rules and Regulations and policies of the Agency, which Act, regulations, Rules and Regulations and policies as they may be from time to time amended are made part of this Agreement.

           2. The Agency agrees to purchase eligible loans held by the Holder provided such loans are in default (as defined by the Act, regulations, Rules and Regulations and policies identified above); the loan was made in accordance with the Act, regulations, Rules and Regulations and policies identified above; the Holder has otherwise exercised due diligence in the servicing and collection of such loans; and, title to the loan note has been subrogated to the Agency.

           3. The Holder shall maintain for all loans guaranteed a system of records and accounts, shall afford access thereto, and shall furnish such periodic and separate reports as my reasonably be required by the U.S. Secretary of Education and the Agency, under the Act, regulations, Rules and Regulations and policies identified above. For loans paid in full or otherwise discharged the records shall be retained by the Holder as required by the Act, regulations, Rules and Regulations, and policies identified above.

         4. The Holder agrees to comply with all applicable Federal and State laws.

           5. The Agency shall guarantee loans without regard to sex, age, race, color, religion, handicapped status, income, national origin or any other basis prohibited by applicable law and the Holder shall not discriminate in the treatment of any eligible borrower on any prohibited basis.

           6. This Agreement shall apply to any and all loans held by the Holder which are (i) guaranteed by the Agency and (ii) were transferred, conveyed, sold or assigned to the Holder by an eligible lender in the Agency's program.

           7. This Agreement may be terminated by the Agency in the manner provided for by the Agency's Rules and Regulations or by the Holder upon thirty (30) days written notice to the Agency. The Agency may suspend or limit this Agreement in the manner provided for by the Agency's Rules and Regulations. Termination, limitation or suspension of this Agreement shall not affect the coverage of loans previously guaranteed.



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


           IN WITNESS WHEREOF, the parties hereto have executed this Agreement and shall be deemed to have executed such on the day, month and year first above written.




                                             PENNSYLVANIA HIGHER EDUCATION
                                               ASSISTANCE AGENCY

ATTEST:


---------------------------------         BY:  _________________________________


                                               ---------------------------------
                                                        Title

ATTEST:                                   BY:  STAR BANK, NATIONAL ASSOCIATION,
                                                  AS TRUSTEE FOR CRESTAR
                                                  STUDENT LOAN TRUST 1997-1
---------------------------------
                                          Federal Tax ID# _____________________


                                          -------------------------------------
                                                    Title




Approved as to form and legality this   Approved as to form and legality this
____ day of _________,  199_.           ____ day of _________,  199_.




---------------------------------       ---------------------------------
         PHEAA Legal Counsel                      Deputy Attorney General




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